               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                 MILLENNIUM CHEMICALS INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

[Logo]

                                          Millennium Chemicals Inc.
                                          99 Wood Avenue South
                                          P.O. Box 7050
                                          Iselin, NJ 08830
                                          Tel. (908) 603-6600 Fax (908) 603-6878
                                          Laporte Road
                                          Stallingborough, Nr. Grimsby
                                          North East Lincolnshire DN40 2PR
                                          England
                                          Tel: 0345 662663

                                                                   April 4, 1997

Dear Fellow Stockholder:

     It is my pleasure to invite you to attend Millennium Chemical Inc.'s 1997 Annual Meeting of Stockholders. Our first Annual Meeting of the owners of Millennium Chemicals Inc. will be held on May 16, 1997, at the Clarion Hotel and Conference Center beginning at 10:00 a.m. The notice of Annual Meeting and Proxy Statement accompanying this letter describe the formal business to be acted upon by the stockholders at the meeting.

     The meeting will also feature a report on the company's performance and major developments during 1996 and our vision for the future. I welcome the opportunity to meet with fellow stockholders of Millennium Chemicals and look forward to your comments and questions.

     Regardless of the number of shares you hold, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. Signing your proxy card before the meeting will not prevent you from voting your shares in person if you are present at the meeting.

     I look forward to seeing you at the Annual Meeting.


                                                  /s/ WILLIAM M. LANDUYT

                                                  WILLIAM M. LANDUYT
                                                  Chairman and Chief
                                                  Executive Officer

                   Web Address http://www.millenniumchem.com

                        [Logo]   Millennium
                                 Chemicals Inc.

                                 -----------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1997
                                 -----------

     Notice is hereby given that the 1997 Annual Meeting of Stockholders (the 'Annual Meeting') of Millennium Chemicals Inc., a Delaware corporation (the 'Company'), will be held at the Clarion Hotel and Conference Center, 2055 Lincoln Highway, Edison, New Jersey on May 16, 1997, beginning at 10:00 a.m., local time, for the following purposes:

          1. To elect three directors to serve until the Annual Meeting of Stockholders in 2000 and until their successors are duly elected and qualified;

          2. To   approve  the  Millennium  Chemicals  Inc.  Annual  Performance
             Incentive Plan;

          3. To approve the Millennium Chemicals Inc. Long-Term Stock Incentive Plan;

          4. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for 1997; and

          5. To consider any other matters that may properly come before the Annual Meeting.

     Only holders of record of the Company's Common Stock, par value $.01 per share, at the close of business on April 1, 1997, will be entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

                                        By Order of the Board of Directors,
                                        GEORGE H. HEMPSTEAD, III
                                        Senior Vice President -- Law and
                                        Administration
                                        and Secretary

April 4, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                            Millennium Chemicals Inc.

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Millennium Chemicals Inc., a Delaware corporation (the 'Company'), of proxies for use at the Annual Meeting of Stockholders of the Company (the 'Annual Meeting'), to be held at the Clarion Hotel and Conference Center, 2055 Lincoln Highway, Edison, New Jersey on May 16, 1997, at 10:00 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about April 4, 1997.

     The Company has been publicly owned since its demerger (i.e., spin-off) from Hanson PLC ('Hanson') on October 1, 1996 (the 'Demerger'). See 'Corporate Governance.'

                                     VOTING

     Only stockholders of record at the close of business on April 1, 1997 (the 'Record Date'), are entitled to notice of the Annual Meeting and to vote the shares of common stock, par value $.01 per share, of the Company (the 'Common Stock') held by them on that date at the Annual Meeting or any postponement or adjournment thereof. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 77,324,605 shares of Common Stock were outstanding.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. The three nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. The approval of each other proposal to be considered at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy. Both abstentions and broker non-votes will count toward a quorum. Abstentions with respect to a given proposal (other than the election of directors) will be counted as 'against' the proposal. Broker non-votes with respect to a given proposal will not be counted as either 'for' or 'against' it, but will reduce the number of shares needed for a majority decision.

                           OWNERSHIP OF COMMON STOCK

CERTAIN BENEFICIAL OWNERS

     The following is the only person known by the Company as of March 25, 1997 to own beneficially more than 5% of the outstanding Common Stock as of the Record Date.

                              NAME AND ADDRESS                                 NUMBER OF       PERCENT
                            OF BENEFICIAL OWNER                                 SHARES         OF CLASS
----------------------------------------------------------------------------   ---------       --------
Barrow, Hanley, Mewhinney & Strauss, Inc. ..................................   6,115,359(1)       7.9
  One McKinney Plaza
  3232 McKinney Avenue, 15th Floor
  Dallas, TX 75204-2429

------------

(1) Based on a Schedule 13G filed with the Securities and Exchange Commission ('SEC') on February 13, 1997, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole dispositive power over 6,115,359 shares, sole voting power over 1,405,198 shares and shared voting power over 4,710,161 shares.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table, which is based upon information provided to the Company, sets forth the beneficial ownership of Common Stock, as of March 1, 1997, by each of the directors, each of the executive officers named in the Summary Compensation Table included under 'Executive Compensation' and all directors and executive officers as a group:

                                                                        NUMBER OF SHARES       % OF
                                                                          BENEFICIALLY        SHARES
                                NAME                                         OWNED          OUTSTANDING
---------------------------------------------------------------------   ----------------    -----------

William M. Landuyt...................................................         464,637(a)       *
Robert E. Lee........................................................         331,220(b)       *
The Rt. Hon. Kenneth Baker CH MP.....................................             742(c)       *
Worley H. Clark......................................................             813(c)       *
Martin D. Ginsburg...................................................             671(c)       *
The Rt. Hon. The Lord Glenarthur.....................................             971(c)       *
David J. P. Meachin..................................................             671(c)       *
Martin G. Taylor.....................................................           9,242(c)       *
George H. Hempstead, III.............................................         238,433(d)       *
John E. Lushefski....................................................         234,388(e)       *
George W. Robbins....................................................         227,175(f)       *
All directors and executive officers as a group (18 persons,
  including the foregoing)...........................................       2,223,445           3.2

------------

*   Represents less than 1%.

 (a) Includes 448,053 shares of restricted Common Stock awarded under the Long-Term Stock Incentive Plan, of which 336,040 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 3,083 shares of Common Stock held in the Company's 401(k) plan for Mr. Landuyt's account as of January 31, 1997; 885 shares of Common Stock held in Mr. Landuyt's spouse's name; and, 1,045 shares of Common Stock held in each of two trusts for Mr. Landuyt's children.

 (b) Includes 313,637 shares of restricted Common Stock awarded under the Long-Term Stock Incentive Plan, of which 235,228 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 5,897 shares of Common Stock held in the Company's 401(k) plan for Mr. Lee's account as of January 31, 1997; and, 9 shares owned directly by members of Mr. Lee's immediate family, as to which Mr. Lee disclaims beneficial ownership.

 (c) Includes 671 shares issued under the Stock Incentive Plan in partial payment of annual Directors' fees.

 (d) Includes 224,026 shares of restricted Common Stock awarded under the Long-Term Stock Incentive Plan, of which 168,020 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; and, 8,476 shares of Common Stock held in the Company's 401(k) plan for Mr. Hempstead's account as of January 31, 1997.

 (e) Includes 224,026 shares of restricted Common Stock awarded under the Long-Term Stock Incentive Plan, of which 168,020 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 9,171 shares of Common Stock held in the Company's 401(k) plan for Mr. Lushefski's account as of January 31, 1997; and, 12 shares owned by Mr. Lushefski's wife, as to which Mr. Lushefski disclaims beneficial ownership.

 (f) Includes 224,026 shares of restricted Common Stock awarded under the Long-Term Stock Incentive Plan, of which 168,020 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 1,930 shares of Common Stock held in the Company's 401(k) plan for Mr. Robbins' account as of January 31, 1997; and, 71 shares of Common Stock held in a trust of which Mr. Robbins is a trustee, as to which Mr. Robbins disclaims beneficial ownership.

                              CORPORATE GOVERNANCE

     The Company became an independent, publicly-owned company on October 1, 1996, when Hanson effected the Demerger of the Company by paying to its shareholders a dividend consisting of all of the then outstanding shares of Common Stock.

     Although incorporated in Delaware, the Company is and will be centrally managed and controlled in the United Kingdom until at least the fifth anniversary following the Demerger. During this period, the Company's Board of Directors is and will be the medium through which strategic control and policy making powers are exercised, and Board meetings almost invariably will be held in the U.K. These corporate governance arrangements are consistent with an agreement entered into by the Company and Hanson in connection with the Demerger which provides that, for a period of five years, the Company will not take, or fail to take, any action that would result in a breach of, or constitute non-compliance with, certain representations and undertakings made by Hanson to the U.K. Inland Revenue in order to obtain clearance as to the tax-free treatment of the Demerger dividend for Hanson and its shareholders (the Company's initial public stockholders) for U.K. tax purposes.

     There are no restrictions on the location of the Company's stockholder meetings, which (as in the case of the Annual Meeting) may be held in the U.S.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has established five standing committees: an Audit Committee, a Compensation Committee, an Executive Committee, a Nominations Committee and a Public Affairs Committee. Directors who are also officers or employees of the Company are not permitted to serve on the Audit, Compensation or Nominations Committees. The functions of these standing committees are as follows:

          Audit Committee. The Audit Committee is responsible for matters relating to accounting policies and practices, financial reporting and internal controls. It recommends to the Company's Board the appointment of a firm of independent accountants to audit the Company's financial statements and reviews with representatives of the independent accountants the scope of the audit of the Company's financial statements, results of audits, audit costs and recommendations with respect to internal controls and financial matters. It also reviews non-audit services rendered by the Company's independent accountants and periodically meets with and/or receives reports from the Company's principal financial and accounting officers. The Committee currently consists of The Rt. Hon. Kenneth Baker, David J. P. Meachin and Martin G. Taylor (Chairman) and met two times in 1996.

          Compensation Committee. The Compensation Committee sets the compensation of all executive officers, establishes policies concerning stock ownership by executive officers and administers the Company's executive compensation plans and programs, including the Company's Long Term Stock Incentive Plan and the Annual Performance Incentive Plan
     (including approving performance targets and awards under such plans). It also reviews the competitiveness of the Company's management and director compensation and benefit programs and reviews principal employee relations policies and procedures. All members of the Compensation Committee are intended to be 'Non-Employee Directors' within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act') and 'outside directors' within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'). The Committee currently consists of Worley H. Clark, Jr. (Chairman), The Lord Glenarthur and David J. P. Meachin and met two times in 1996.

          Executive Committee. The Executive Committee has the authority to act for the full Board between regularly scheduled Board meetings with respect to such matters as may be lawfully delegated by the Board under Delaware law. The Committee currently consists of The Rt. Hon. Kenneth Baker, The Lord Glenarthur, William M. Landuyt (Chairman) and Martin G. Taylor and held no meetings in 1996.

          Nominations Committee. The Nominations Committee has authority to nominate directors to fill vacancies on the Board and to nominate directors to serve as members, including chairmen, of committees of the Board. The duties of the Nominations Committee include determining the desirable balance of expertise and composition of the Board, seeking out possible candidates to fill positions on the Board, attracting such qualified candidates to the Board, reviewing management's slate of directors to be elected by stockholders at each annual meeting of stockholders and recommending to the Board the inclusion of the slate in the Company's proxy statements. The Committee currently consists of The Rt. Hon. Kenneth Baker (Chairman), Martin D. Ginsburg and Martin G. Taylor and met two times in 1996.

          Public Affairs Committee. The Public Affairs Committee reviews the Company's policies and practices concerning health, safety and environmental matters and provides strategic direction with respect to such matters. The Committee is responsible for ensuring that effective risk and crisis management procedures are in place and that there are adequate procedures and checks and balances to promote ethical business behavior. The Committee also provides oversight within the Company regarding work force diversity and other such responsibility issues. The Committee currently consists of Worley H. Clark, Jr., Martin D. Ginsburg (Chairman) and Robert E. Lee and met once during 1996.

DIRECTORS' REMUNERATION AND ATTENDANCE AT MEETINGS

     Directors who are also full-time employees of the Company do not receive additional compensation for their services as directors. Non-employee directors receive an annual cash retainer of $30,000. In addition, pursuant to the Long-Term Stock Incentive Plan, each non-employee director serving on October 31, 1996, was automatically granted on such date 671 shares of Common Stock (the number determined by dividing $15,000 by the average closing price of the Common Stock during the twenty business days following the Demerger), and on each October 1, commencing in 1997, each non-employee director serving on such date shall automatically be granted the number of shares of Common Stock determined by dividing $15,000 by the fair market value of the Common Stock on the business day immediately preceding such date. Non-employee directors are reimbursed for all reasonable expenses incurred in connection with Board and Committee meetings. The Company also pays the premiums on directors' and officers' liability and travel accident insurance policies for directors.

     The Board held two meetings in 1996 following the Demerger. All directors attended all of the meetings of the Board and the Committees on which they served other than Mr. Baker, who was unable to attend the meetings of the Board and the Nominations Committee held on October 8, 1996.

                 BUSINESS TO BE ACTED UPON BY THE STOCKHOLDERS

                        ITEM 1 -- ELECTION OF DIRECTORS

GENERAL

     The Company's Board of Directors is divided into three classes, with the terms of office of the respective classes ending in successive years. The terms of three directors expire at the Annual Meeting. The terms of the other five directors continue after the Annual Meeting. The stockholders are being asked to vote on the election of the three directors whose terms expire at the Annual Meeting, to serve until the Annual Meeting of Stockholders in 2000 and until their successors are duly elected and qualified. Set forth below is biographical information concerning each nominee for re-election as a director at this Annual Meeting as well as each member of the Board of Directors who is continuing in office.

     All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If a proxy card is signed and returned but no specification is made, the shares represented by proxy will be voted for the election of the three directors identified below. If any nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other persons as they may select.

     THE NOMINEES HAVE BEEN RECOMMENDED TO THE COMPANY'S BOARD OF DIRECTORS BY THE NOMINATIONS COMMITTEE OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' ELECTION OF THE THREE NOMINEES IDENTIFIED BELOW.

                       NOMINEES FOR ELECTION AS DIRECTORS
                    TERM EXPIRING AT THE 2000 ANNUAL MEETING

     Mr. Baker, 61, has served as a Director of the Company since the Demerger. Mr. Baker has been a Member of Parliament in the United Kingdom and serves as a member of the Nominations and Communications Committees of Hanson's Board of Directors. He served as U.K. Secretary of State for the Environment from 1985 to 1986, as U.K. Secretary of State for Education and Science from 1986 to 1989, as Chairman of the U.K. Conservative Party from 1989 to 1990 and as U.K. Secretary of State for the Home Office from 1990 to 1992. He is a director of Hanson, MTT plc, Waretek Corporation and Bell Cablemedia plc, and an adviser to Mercury plc, ICL plc and The Blackstone Group.

     Professor Ginsburg, 64, has served as a Director of the Company since October 8, 1996. He has been Professor of Law at Georgetown University Law Center since 1980. Professor Ginsburg is of counsel to the law firm of Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), which has provided legal services to the Company from time to time.

     Mr. Meachin, 56, has served as a Director of the Company since the Demerger. Mr. Meachin has been Chairman, Chief Executive and founder of Cross Border Enterprises, L.L.C., a private international merchant banking firm, since its formation in 1991. He was a Managing Director in the Investment Banking Division of Merrill Lynch & Co., Inc. from 1981 to 1991. Mr. Meachin is a director of The Spartek Emerging Opportunities of India Fund, Vice Chairman of the University of Cape Town Fund in New York and a director and past Chairman of the British American Educational Foundation.

                         DIRECTORS CONTINUING IN OFFICE
                  TERM CONTINUES UNTIL THE 1998 ANNUAL MEETING

     The Lord Glenarthur, 52, has served as a Director of the Company since the Demerger. He was an executive of Hanson between October 1989 and the Demerger, including Deputy Chairman of Hanson Pacific Limited since March 1994. Lord Glenarthur served as the U.K. Parliamentary Under-Secretary of State at the Department of Health and Social Security from 1983 to 1985 and at the Home Office from 1985-86, as Minister of State for Scotland from 1986 to 1987, and as U.K. Minister of State for Foreign and Commonwealth Affairs from 1987 to 1989. He is Chairman of St. Mary's Hospital NHS Trust, Chairman of the British Helicopter Advisory Board and the European Helicopter Association and is a Council Member of The Air League. He is also a director of Whirlybird Services Limited in the U.K.

     Mr. Clark, 64, has served as a Director of the Company since the Demerger. He was President and Chief Executive Officer of Nalco Chemical Company from 1982 until his retirement in 1994 and Chairman of Nalco Chemical Company from 1984 until such retirement. Mr. Clark serves on the Board of Directors of Merrill Lynch & Co., Inc.; USG Corporation; NICOR, Inc.; Diamond Shamrock Corporation and James River Corporation. He is a Trustee of The Rush Presbyterian-St. Luke's Medical Center, the Field Museum of Natural History and Chairman of the Board of Governors of the Chicago Lighthouse for the Blind.

     Mr. Lee, 40, has served as President, Chief Operating Officer and a Director of the Company since the Demerger. Mr. Lee was Director, Senior Vice President and Chief Operating Officer of Hanson Industries (which managed the U.S. operations of Hanson before the Demerger) from June 1995 until the Demerger, an Associate Director of Hanson from 1992 until the Demerger, Vice President and Chief Financial Officer of Hanson Industries from 1992 to June 1995, Vice President and Treasurer of Hanson Industries from 1990 to 1992, and Treasurer of Hanson Industries from 1987 to 1990. He joined Hanson Industries in 1982. Mr. Lee is a member of the Board of Supervisors of Suburban Propane Partners, L.P., a public company in which the Company has a 26% equity investment.

                  TERM CONTINUES UNTIL THE 1999 ANNUAL MEETING

     Mr. Landuyt, 41, has served as Chairman of the Board and Chief Executive Officer of the Company since the Demerger. Mr. Landuyt was Director, President and Chief Executive Officer of Hanson Industries from June 1995 until the Demerger, Director of Hanson from 1992 until September 29, 1996, Finance Director of Hanson from 1992 to May 1995, and Vice President and Chief Financial Officer of Hanson Industries from 1988 to 1992. He joined Hanson Industries in 1983.

     Mr. Taylor, 62, has served as a Director of the Company since the Demerger. He was an executive of Hanson from 1969 until his retirement in 1995, a Director of Hanson between 1976 and 1995 and Vice Chairman of Hanson between 1988 and 1995. Mr. Taylor served as an executive of Dow Chemical Company from 1963 to 1969, as a director of UGI Plc from 1979 to 1982 and as a director of The Securities Association LTD from 1987 to 1990. He is a director of National Westminster Bank Plc and Vickers Plc, and Deputy Chairman of Charter plc.

          ITEM 2 -- APPROVAL OF THE ANNUAL PERFORMANCE INCENTIVE PLAN

     On August 20, 1996, the Board of Directors of the Company then in office adopted the Annual Performance Incentive Plan (the 'Annual Performance Plan'), effective for the calendar quarter beginning with the Demerger and ending December 31, 1996, for 1997 and, subject to stockholder approval, thereafter. At the first meeting of the Board of Directors following the Demerger, the Board of Directors ratified and approved the terms of the Annual Performance Plan, subject to stockholder approval at this Annual Meeting for periods after 1997. On January 21, 1997, the Board of Directors approved an amendment to the Annual Performance Plan to grant the Compensation Committee discretion to defer payments of all or a portion of awards earned under the Annual Performance Plan. The following description of the Annual Performance Plan is intended only as a summary and is qualified in its entirety by reference to the Annual Performance Plan.

     The Annual Performance Plan was designed, among other things, to ensure that compensation which may be payable under the Annual Performance Plan to participants who are 'covered employees,' as defined in Section 162(m) of the Code and the Treasury regulations thereunder, will qualify as tax deductible pursuant to the performance-based compensation exception of Section 162(m) of the Code to the extent Section 162(m) of the Code is applicable. Section 162(m) requires that implementation of the Annual Performance Plan for periods after 1997 be subject to stockholder approval. Accordingly, in accordance with this requirement, the Annual Performance Plan is being submitted to stockholders for approval.

     The purpose of the Annual Performance Plan is to attract, retain and motivate key employees of the Company and its subsidiaries by providing annual performance-based cash awards to executive and other employees of the Company and its subsidiaries who are selected to participate in the Annual Performance Plan by the Compensation Committee. The Annual Performance Plan was effective for the fourth quarter of 1996 and is effective for 1997. If approved by stockholders, the Annual Performance Plan will be effective for Annual Performance Awards (as defined below), for 1998 and thereafter.

     The Annual Performance Plan is administered by the Compensation Committee, which is comprised of three individuals who are intended to qualify as 'outside directors' under Section 162(m) of the Code. The Compensation Committee has the authority, in its sole discretion, to designate the individuals from among the executive employees of the Company and its subsidiaries who are eligible to participate in the Annual Performance Plan for specified Plan Years.

     Participants in the Annual Performance Plan, including any participant who is a 'covered employee' under Section 162(m) of the Code (as defined under ' -- Certain U.S. Federal Income Tax Consequences' below), shall (subject to the terms of Annual Performance Plan allowing for the deferral of payment) be eligible to receive an immediately payable annual cash performance award ('Annual Performance Award') based on the attainment by the Company and/or the subsidiary by which the participant is employed of specified performance goals as established annually by the Compensation Committee. These performance goals may be based on one or more of the following criteria specified in the Annual Performance Plan, as selected by the Compensation Committee: (i) the attainment of

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
certain target levels of, or a percentage increase in, after-tax or pre-tax profits of the Company including, without limitation, that attributable to continuing and/or other operations of the Company (or a subsidiary, division or other operational unit of the Company); (ii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division or other operational unit of the Company); (iii) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee; (iv) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division or other operational unit of the Company); (v) the attainment of certain target levels of, or a specified percentage increase in, revenues, net income or earnings before income tax of the Company (or a subsidiary, division or other operational unit of the Company); (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital of the Company (or a subsidiary, division or other operational unit of the Company);
(vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity of the Company (or a subsidiary, division or other operational unit of the Company); (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula of the Company (or a subsidiary, division or other operational unit of the Company);
(ix) the attainment of certain target levels in the fair market value of the shares of the Company's Common Stock; and (x) the growth in the value of an investment in the Company's Common Stock assuming the reinvestment of dividends. In addition, such performance goals may be based upon the attainment by the Company (or a subsidiary, division or other operational unit of the Company) of specified levels of performance under one or more of the measures described above relative to the performance of other corporations. To the extent, but only to the extent, permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Compensation Committee may (i) designate additional business criteria upon which the performance goals may be based, or (ii) modify, amend or adjust the business criteria specified in the Annual Performance Plan.

     Except as specifically provided in the Annual Performance Plan, in the case of death, disability, retirement, a Change in Control of the Company (as defined in the Annual Performance Plan), or such other termination situations permitted under Section 162(m) of the Code, no participant may receive an Annual Performance Award in the event that the minimum performance goals fixed by the Compensation Committee are not met. Even if such goals are met, no participant may receive an Annual Performance Award if such participant is not actively employed by the Company or its subsidiaries on the last day of the relevant Plan Year, provided that, if such goals are met, the Compensation Committee (i) may, in its sole discretion, award a pro-rata bonus to any participant whose employment terminated during the Plan Year, and (ii) shall be required to award at least a pro-rata bonus through the date of a Change of Control to each participant at such time.

     Notwithstanding the attainment of performance goals, the Compensation Committee has the discretion to reduce (but not increase) an Annual Performance Award regardless of the degree of attainment of the performance goals, except that the Compensation Committee has no such discretion in a Plan Year in which a Change in Control occurs or during such Plan Year with regard to the prior Plan Year's awards if the awards for such prior year have not been made by the time of the Change in Control. In addition, upon a Change of Control the Compensation Committee may in its sole discretion, subject to the limitations of Section 162(m) of the Code, make an award (immediately payable) equal to a pro-rata portion (through the date of the Change of Control) of the Annual Performance Award level payable upon achieving, but not surpassing, the target performance goals for such Plan Year. Any such payment shall be offset against any other award made for such Plan Year under the Annual Performance Plan. No participant may receive a Performance Award for a Plan Year that exceeds $3,000,000.

     The Compensation Committee may, in its sole discretion, defer the payment of all or any portion of an Annual Performance Award payable for any Plan Year (the 'Deferred Amount'). Payment of Deferred Amounts, if any, shall be made at such time or times and shall be subject to such forfeiture

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
conditions, as established by the Compensation Committee in its sole discretion. Deferred Amounts, if any, will not increase (between the date as of which the Deferred Amount is credited to the participant until the actual payment date) by an annual measuring factor greater than the rate of 30-year Treasury Bonds on the first business day of such fiscal year, compounded annually.

     The Board of Directors (or an authorized Committee thereof) may, in its sole discretion, amend, suspend or terminate the Annual Performance Plan so long as such action does not adversely affect any rights or obligations with respect to awards already outstanding under the Annual Performance Plan. However, without the prior approval of the Company's stockholders (to the extent required under the performance-based compensation exception of Section 162(m) of the
Code), no amendment may increase the maximum amount per year which can be awarded to any participant, increase the maximum annual measuring factor for Deferred Amounts (except to substitute an approximately equivalent rate in the event the 30-year Treasury Bond rate ceases to exist), materially change the business criteria on which the performance goals are based, change the class of eligible employees or make any other change that would require stockholder approval under the exemption for performance-based compensation under Section 162(m) of the Code.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the principal U.S. federal income tax consequences of Annual Performance Awards under the Annual Performance Plan (as well as the later discussion of tax consequences relating to awards under the Long-Term Stock Incentive Plan) is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

     The Annual Performance Awards will be included in ordinary income when paid to (or otherwise constructively received by) the recipient under the terms of the Annual Performance Plan.

     The Company will be entitled, subject to the possible application of Sections 162(m) and 280G of the Code, to a deduction in an amount equal to the income recognized by the recipient in respect of his or her Annual Performance Award. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain 'covered employees' in a taxable year to the extent that such compensation exceeds $1,000,000. 'Covered employees' are a company's chief executive officer on the last day of the taxable year and any other individual whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934 (the 'Exchange Act') by reason of being among the four most highly compensated officers (other than the chief executive officer) for the taxable year and who are employed on the last day of the taxable year. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established performance goals established by a compensation committee that is comprised solely of two or more outside directors and which is disclosed to, and approved by, the Company's stockholders in a separate vote, is not considered in determining whether a 'covered employee's' compensation exceeds $1,000,000. For a discussion of
Section 280G of the Code, see ' -- Certain U.S. Federal Income Tax Consequences,' below.

     While it is expected that most Annual Performance Awards will not be included in calculating the $1,000,000 limit, the effect of Section 162(m) of the Code on the deductibility of 'covered employee' compensation cannot be
ascertained  with  certainty.  As   a  result,  notwithstanding  the   foregoing
discussion, no assurance can be given as to the deductibility of 'covered employee' compensation under Section 162(m) of the Code.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE 'FOR' APPROVAL OF THE MILLENNIUM CHEMICALS INC. ANNUAL PERFORMANCE INCENTIVE PLAN.

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
              ITEM 3 -- APPROVAL OF LONG-TERM STOCK INCENTIVE PLAN

     Prior to the Demerger, the Board of Directors then in office adopted the Long-Term Stock Incentive Plan (the 'Stock Incentive Plan'). At the first meeting of the Board of Directors following the Demerger, the Board of Directors ratified and approved the terms of the Stock Incentive Plan, subject, in part, to stockholder approval at this Annual Meeting.

     The Stock Incentive Plan was designed, among other things, to ensure that certain awards to participants who are 'covered employees' as defined in Section 162(m) of the Code and the applicable regulations thereunder will qualify as tax deductible pursuant to the performance-based compensation exception under
Section 162(m) of the Code. No awards subject to the attainment of preestablished performance goals ('Performance Based Awards') may be granted subsequent to the Annual Meeting, unless at, or prior to, such meeting the Stock Incentive Plan provisions applicable to such awards are approved by stockholders. Accordingly, the Stock Incentive Plan is being submitted to stockholders for approval. If the provisions of the Stock Incentive Plan applicable to Performance Based Awards are not approved by stockholders, the provisions of the Stock Incentive Plan in effect immediately prior to the Annual Meeting will remain in effect including the provision that no further grants of Performance Based Awards will be made under the Stock Incentive Plan subsequent to the Annual Meeting.

GENERAL

     The purpose of the Stock Incentive Plan is to enhance the profitability and value of the Company and its affiliates for the benefit of their stockholders by enabling the Company (i) to offer employees of the Company and its subsidiaries, stock based incentives and other equity interests in the Company thereby creating a means to raise the level of stock ownership by employees in order to attract, retain and reward such employees and strengthen the mutuality of interests between employees and the Company's stockholders, and (ii) to make equity based awards to non-employee directors thereby attracting, retaining and rewarding such non-employee directors and strengthening the mutuality of interests between non-employee directors and the Company's stockholders. Thirty-two executive officers and key employees of the Company and its subsidiaries have been granted performance-based stock awards and time-vested restricted stock awards under the Stock Incentive Plan. Stock options were granted during 1996 to 163 executive officers and other employees who did not receive grants of time vested and Performance Based Awards of restricted stock. (See 'Executive Compensation -- Compensation Committee Report on Executive Compensation' for a more complete description of the awards under the Stock Incentive Plan.)

     All employees of the Company and its 50 percent or more owned subsidiaries (within the meaning of Section 424(f) of the Code) are eligible to be granted awards under the Stock Incentive Plan. In addition, non-employee directors of the Company will receive annual non-discretionary awards of Common Stock under the Stock Incentive Plan as a portion of their retainer fee, but are not eligible for other awards thereunder.

     The Stock Incentive Plan provides for the grant of any or all of the following types of awards to eligible employees: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights, in tandem with stock options or free standing; (iii) performance-based and time-vested restricted stock awards; (iv) performance units; and, (v) performance shares. Awards may be granted singly, in combination, or in tandem as determined by the Compensation Committee. Each of these types of awards is discussed in more detail under ' -- Types of Awards,' below.

     The Stock Incentive Plan is administered by the Compensation Committee, which is comprised solely of three directors who are intended to qualify as both 'outside directors' under Section 162(m) of the Code and 'non-employee' directors under Rule 16b-3 of the Exchange Act. The Compensation Committee has full authority and discretion, subject to the terms of the Stock Incentive Plan, to determine those individuals eligible to receive awards and the amount and type of awards. Terms and conditions of awards are set forth in written grant agreements, the terms of which are consistent with the terms of the Stock Incentive Plan. Awards under the Stock Incentive Plan may not be made on or after the tenth anniversary of the date of its adoption, but awards granted prior to such date may extend beyond that date.

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
     A maximum of 3,909,000 shares of Common Stock may be issued or used for reference purposes pursuant to the Stock Incentive Plan. The maximum number of shares of Common Stock subject to stock options that may be granted to any individual under the Stock Incentive Plan is 50,000 for any fiscal year of the Company during the term of the Stock Incentive Plan.

     The maximum number of shares of restricted stock for which the lapse of restrictions is subject to the attainment of performance goals which may be granted under the Stock Incentive Plan to any individual is 50,000 shares during any fiscal year of the Company (other than fiscal 1996 and, with regard to any new employee, the fiscal year in which the individual initially commences employment). With respect to fiscal 1996 and the fiscal year in which an individual commences employment, the maximum number of shares of restricted stock for which the lapse of the relevant restrictions is subject to attainment of pre-established performance goals is 400,000 shares. There are no annual individual participant limitations on restricted stock awards for which the lapse of the relevant restrictions is not subject to attainment of pre-established performance goals (i.e. time-vested restricted stock).

     The maximum value at grant of performance units which may be awarded under the Stock Incentive Plan to any individual shall be $5,000,000 (and may not be converted for reference purposes pursuant to the terms of the Stock Incentive Plan to more than 200,000 shares of Common Stock) during any fiscal year of the Company. Growth in performance units shall be based on the growth in the referenced Common Stock, each unit being referenced to one share of Common Stock. A performance unit is charged against available shares under the Stock Incentive Plan at the time the unit dollar value measurement is converted to a referenced number of shares of Common Stock.

     The maximum number of performance shares which may be awarded under the Stock Incentive Plan to any individual is 50,000 during any fiscal year of the Company.

     The maximum number of shares of Common Stock subject to any stock appreciation right which may be granted under the Stock Incentive Plan to any individual is 15,000 shares during any fiscal year of the Company. If a stock appreciation right or a limited stock appreciation right is granted in tandem with a stock option, it shall apply against the individual limits for both stock options and stock appreciation rights, but only once against the maximum number of shares available under the Stock Incentive Plan.

     In general, upon the termination, cancellation or expiration of an award, the unissued shares of Common Stock subject to such awards will again be available for awards under the Stock Incentive Plan, but will still count against any specified individual limits.

     The Stock Incentive Plan may be amended by the Board of Directors, except that no such amendment, without stockholder approval to the extent such approval is required by the applicable provisions of Rule 16b-3 of the Exchange Act or for the exception for performance-based compensation under Section 162(m) of the Code or to the extent applicable to incentive stock options, Section 422 of the Code, may increase the aggregate number of shares of Common Stock reserved for awards or the maximum individual limits for any fiscal year, change the classification of employees and non-employee directors eligible to receive awards, decrease the minimum option price of any option, extend the maximum option period under the Stock Incentive Plan, change any rights with respect to non-employee directors, or materially alter the performance criteria for the award of restricted stock, performance units or performance shares. Furthermore, in no event may the Stock Incentive Plan be amended, without the approval of the stockholders of the Company, to increase the aggregate number of shares of Common Stock that may be issued under the Stock Incentive Plan, decrease the minimum option price of any option or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded.

     Unless determined otherwise by the Compensation Committee at the time of grant, subject to the next sentence, upon a Change in Control (as defined in the Stock Incentive Plan), all vesting and forfeiture conditions, restrictions and limitations in effect with respect to any outstanding award will immediately lapse and any unvested awards will automatically become 100% vested. However, unless otherwise determined by the Compensation Committee at the time of grant or thereafter, no acceleration of exercisability shall occur with regard to certain options that the Compensation Committee reasonably determines in good faith prior to a Change in Control will be honored or

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assumed  or  new  rights  substituted  therefor  by  a  participant's   employer
immediately following the Change in Control. The Compensation Committee may also, in its sole discretion, provide for accelerated vesting of an award in connection with a termination of employment during the Pre-Change in Control Period (as defined in the Stock Incentive Plan).

     Subject to limited post-employment exercise periods and vesting in certain instances, both of which are within the discretion of the Compensation Committee, awards to a participant under the Stock Incentive Plan are forfeited upon any termination of employment. Awards (other than unrestricted stock awards) are non-assignable (except by will or the laws of descent and distribution) and will have such terms and will terminate upon such conditions as may be contained in individual awards.

TYPES OF AWARDS

     Stock Options. Under the Stock Incentive Plan, the Compensation Committee may grant awards in the form of options to purchase shares of the Company's Common Stock. Options may be in the form of incentive stock options or non-qualified stock options. The Compensation Committee will, with regard to each stock option, determine the number of shares subject to the option, the term of the option (which shall not exceed ten years, provided, however, that the term of an incentive stock option granted to a 10% stockholder of the Company shall not exceed five years), the exercise price per share of stock subject to the option, the vesting schedule (if any), and the other material terms of the option. No option may have an exercise price less than the Fair Market Value (as defined) of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder of the Company, 110% of Fair Market Value). Notwithstanding the foregoing, if an option is modified, extended or renewed and, thereby deemed to be the issuance of a new option under the Code, the exercise price of the option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal.

     The option price upon exercise may, to the extent determined by the Compensation Committee at or after the time of grant, be paid by a participant in cash, in shares of Common Stock owned by the participant (free and clear of any liens and encumbrances), in shares of restricted stock valued at Fair Market Value on the payment date as determined by the Compensation Committee (without regard to any forfeiture restrictions applicable to restricted stock), by a reduction in the number of shares of Common Stock issuable upon exercise of the option or by such other method as is approved by the Compensation Committee. If an option is exercised by delivery of shares of restricted stock, the shares of Common Stock acquired pursuant to the exercise of the option will generally be subject to the same restrictions as were applicable to such restricted stock. All options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee. The Compensation
Committee may at any time offer to buy an option previously granted on such terms and conditions as the Compensation Committee shall establish. The Compensation Committee may in its discretion reprice options or substitute options with lower exercise prices in exchange for outstanding options that are not incentive stock options, provided that the exercise price of substitute options or repriced options shall not be less than the Fair Market Value at the time of such repricing or substitution. Options may also, at the discretion of the Compensation Committee, provide for 'reloads,' whereby a new option is granted for the same number of shares as the number of shares of Common Stock or restricted stock used by the participant to pay the option price upon exercise.

     Performance-Based  and  Time-Vested  Restricted  Stock  Awards.  The  Stock
Incentive Plan authorizes the Compensation Committee to award shares of performance-based and time-vested restricted stock awards. A recipient of restricted stock may be required to pay the par value of such shares to receive such restricted stock. Upon the award of restricted stock, the recipient has all rights of a stockholder with respect to the shares, other than the right to receive dividends currently and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, unless so specified by the Compensation Committee at the time of grant, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient's restricted stock award agreement. Unless otherwise determined by the Compensation Committee at grant, payment of dividends, if any, shall be deferred until the date that the relevant share of restricted stock vests.

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     Recipients of  restricted stock  are required  to enter  into a  restricted stock award agreement with the Company which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. Within these limits, based on service, attainment of objective performance goals and such other factors as the Compensation Committee may determine in its sole discretion, or a combination thereof, the Compensation Committee may provide for the lapse of such restrictions in installments, in whole or in part, or may accelerate or waive such restrictions at any time.

     If the lapse of the relevant restriction is based on the attainment of objective performance goals, the Compensation Committee shall establish the goals, formulae or standards and the applicable vesting percentage for the restricted stock awards applicable to participants. These performance goals shall be based on one or more of the following criteria: (i) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits of the Company including, without limitation, that attributable to continuing and/or other operations of the Company (or a subsidiary, division or other operational unit of the Company); (ii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division or other operational unit of the Company); (iii) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee; (iv) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division or other operational unit of the Company); (v) the attainment of certain target levels of, or a specified percentage increase in, revenues, net income or earnings before income tax of the Company (or a subsidiary, division or other operational unit of the Company); (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital of the Company (or a subsidiary, division or other operational unit of the Company);
(vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity of the Company (or a subsidiary, division or other operational unit of the Company); (viii) the attainment of certain target levels of, or a specified increase in, economic value added based on a cash flow return on investment formula of the Company (or a subsidiary, division or other operational unit of the Company); (ix) the attainment of certain target levels in the Fair Market Value of the shares of the Company's Common Stock; and (x) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends. In addition, such performance goals may be based upon the attainment of specified levels of the Company's (or a subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent, but only to the extent, permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Compensation Committee may (i) designate additional business criteria upon which the performance goals may be based, or (ii) modify, amend or adjust the business criteria specified in the Annual Performance Plan.

     Performance Units and Performance Shares. Under the Stock Incentive Plan, the Compensation Committee may grant performance shares to eligible employees entitling them to receive a fixed number of shares of Common Stock or the cash equivalent thereof, as determined by the Compensation Committee, upon the attainment of performance goals established by the Compensation Committee (from among those set forth above with regard to restricted stock) based on a specified performance period. The Compensation Committee may also grant performance units to eligible employees entitling them to receive a value payable in cash or shares of Common Stock, as determined by or with the consent of the Compensation Committee, upon the attainment of performance goals established by the Compensation Committee (from among those set forth above with regard to restricted stock) for a specified performance cycle. Performance units shall be awarded in a dollar amount and shall be converted for calculation purposes to growth in the value of shares of Common Stock based on the Fair Market Value of the shares of Common Stock at the close of trading on the New York Stock Exchange on the first business day following the announcement of the annual financial results of the Company for the fiscal year of the Company immediately preceding the fiscal

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year  of the commencement  of the measurement period  for the performance cycle, provided that the Compensation Committee may provide with regard to any grant that the minimum price for such conversion shall be the Fair Market Value on the date of grant and further that the price for grants made in the first fiscal year of the Company shall be based on the Fair Market Value at the time of grant.

     At the time of any award of performance shares or performance units, the Compensation Committee may also award eligible employees the right to receive the cash value of any dividends and other distributions that would have been received had the eligible employee held each vested share of Common Stock of the earned performance share award or performance unit award from the last day of the first year of the performance period until the actual distribution of the related shares of Common Stock or cash value thereof to the eligible employee. Such amounts, if awarded, shall be paid to the eligible employee as and when the shares of Common Stock or cash value thereof are distributed to the eligible employee. The Compensation Committee may subject such grants of performance shares and performance units to such vesting and forfeiture conditions as it deems appropriate.

     Stock Appreciation Rights ('SARs'). The Stock Incentive Plan authorizes the Compensation Committee to grant SARs either with a stock option ('Tandem SARs') or independent of a stock option ('Non-Tandem SARs'). An SAR is a right to receive a payment either in cash or Common Stock as the Compensation Committee may determine, equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the reference price per share of Common Stock established in connection with the grant of the SAR. The reference price per share covered by an SAR will be the per share exercise price of the related option in the case of a Tandem SAR and will be the per share Fair Market Value of the Common Stock on the date of grant in the case of a Non-Tandem SAR.

     A Tandem SAR may be granted at the time of the grant of the related stock option or, if the related stock option is a non-qualified stock option, at any time thereafter during the term of the stock option. A Tandem SAR generally may be exercised at, and only at, the times and to the extent the related stock option is exercisable. A Tandem SAR is exercised by surrendering the same portion of the related option. A Tandem SAR expires upon the termination of the related stock option.

     A  Non-Tandem  SAR  will be  exercisable  as provided  by  the Compensation
Committee and will have such other terms and conditions as the Compensation Committee may determine. A Non-Tandem SAR may have a term no longer than ten years from its date of grant. A Non-Tandem SAR is subject to acceleration of vesting or immediate termination upon termination of employment in certain circumstances. The Compensation Committee is also authorized to grant 'limited SARs,' either as Tandem SARs or Non-Tandem SARs. Limited SARs would become exercisable only upon the occurrence of a Change in Control (as defined in the Stock Incentive Plan) or such other event as the Compensation Committee may designate at the time of grant or thereafter.

     Awards to Non-Employee Directors. The Stock Incentive Plan provides for non-discretionary annual awards of Common Stock to non-employee directors as a portion of their annual directors' retainer fee. Each non-employee director serving as a director on October 31, 1996, was awarded 671 shares of Common Stock on such date. On October 1 of each calendar year after 1996, each non-employee director serving as a director on such date shall automatically be granted the number of shares of Common Stock determined by dividing $15,000 by the Fair Market Value of the Common Stock at the close of the New York Stock Exchange on the day prior to such date. Each non-employee director who commences service as a non-employee director (even if he or she served previously as a non-employee director) after October 31, 1996, and not on an October 1 on which a grant is being made shall automatically be granted on the date of commencement of service as a director the number of shares of Common Stock determined by dividing $15,000 by the Fair Market Value at the close of trading on the New York Stock Exchange on the day prior to such date and multiplying the resulting number of shares by a ratio, the numerator of which is the number of days until the next October 1st and the denominator of which is 365.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the principal U.S. federal income tax consequences with respect to awards under the Stock Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

     Options. No income will be recognized by the recipient at the time of the grant of a non-qualified stock option. On exercise of a non-qualified stock option (provided the Common Stock issued is not restricted stock), the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will be taxable to the recipient as ordinary income. The subsequent disposition of shares acquired upon exercise of a non-qualified stock option will ordinarily result in a capital gain or loss. If the Common Stock is restricted stock, the rules described below with regard to restricted stock will apply.

     A recipient who is an officer or director of the Company or a beneficial owner of more than 10% of any class of registered equity securities of the Company should consult with his or her tax advisor as to whether, as a result of
Section 16(b) of the Exchange Act and the rules and regulations thereunder, the timing of income recognition is deferred for any period following the exercise of a non-qualified stock option (the 'Deferral Period'). If there is a Deferral Period, absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the shares of Common Stock pursuant to the exercise of the non-qualified stock option to include in income, as of the transfer date, the excess (on such date) of the fair market value of such shares over their exercise price, recognition of income by the recipient could, in certain instances, be deferred until the expiration of the Deferral Period. The ordinary income recognized with respect to the transfer of shares upon exercise of a non-qualified stock option under the Stock Incentive Plan will be subject to both wage withholding and employment taxes.

     A recipient's tax basis in the shares of Common Stock received on exercise of a non-qualified stock option will be equal to the amount of any cash paid on exercise plus the amount of ordinary income recognized by such individual as a result of the receipt of such shares. The holding period for such shares for purposes of determining short or long-term capital gains would begin just after the transfer of the shares, or, in the case of an officer or beneficial owner of more than 10% of any class of registered equity securities of the Company who does not elect to be taxed as of the exercise date, just after the expiration of the Deferral Period, if any.

     If a recipient exercises a non-qualified stock option by delivering other shares of Common Stock previously owned by the recipient, the recipient will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the recipient's tax basis. The recipient, however, will be taxed as described above with respect to the exercise of the non-qualified option as if he or she had paid the exercise price in cash. So long as the recipient receives a separate identifiable stock certificate therefor, the tax basis and the holding period for that number of shares of Common Stock received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. The recipient's tax basis and holding period for the additional shares will be the same as if the recipient had exercised the option solely for cash. The Company generally will be entitled, subject to the possible application of Sections 162(m) and 280G of the Code, as discussed below, to a tax deduction in connection with the recipient's exercise of a non-qualified stock option in an amount equal to the income recognized by the recipient.

     A participant who is granted an incentive stock option generally does not recognize taxable income at the time of the grant or exercise of the option. Similarly, the Company generally is not entitled to a tax deduction at the time of the grant or exercise of the option. The aggregate fair market value of Common Stock (determined at the date of grant) with respect to which incentive stock options can be exercisable for the first time by a recipient during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option. If (i) the participant makes no disposition of the

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
shares acquired pursuant to an incentive stock option within two years from the date of grant or within one year from the exercise of the option, and (ii) at all times during the period beginning on the date of the grant of the option and ending on the day three months before the date of such exercise provided the participant was an employee of either the Company or its subsidiaries, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the participant disposes of the shares before the later of such dates or was not employed by the Company or its subsidiaries during the entire applicable period, the participant will have ordinary income equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise and the Company will be entitled to a corresponding tax deduction, subject to the application of Sections 162(m) and 280G of the Code.

     Stock Appreciation Rights. The grant of an SAR will produce no federal tax consequences for the participant or the Company. The exercise of an SAR will result in taxable income to the participant equal to the difference between the reference price of the SAR and the market price of the Common Stock on the date of exercise and a corresponding tax deduction to the Company, subject to the application of Sections 162(m) and 280G of the Code.

     Restricted Stock. A participant receiving restricted stock may elect  under
Section 83(b) of the Code, to include in ordinary income, as compensation at the time restricted stock is first transferred, the excess of the fair market value of such shares at the time of transfer over the amount paid, if any, by the recipient for such shares. Unless a Section 83(b) election is timely made by the recipient (not later than the expiration of the thirty day period following the time of transfer), taxable income will not be recognized by the recipient until such shares are no longer subject to a substantial risk of forfeiture (the 'Restrictions'). However, when the Restrictions lapse, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of lapse over the amount paid, if any, by the recipient for such shares. The ordinary income recognized by a recipient with respect to restricted stock will be subject to both wage withholding and employment taxes.

     If a Section 83(b) election is made, any dividends received on shares which are subject to Restrictions will be treated as dividend income. If a recipient does not make an election under Section 83(b), dividends received on the Common Stock prior to the time the Restrictions on such shares lapse will be treated as additional compensation income, and not dividend income, for federal income tax purposes, and, except in the case of a non-employee director, will be subject to wage withholding and employment taxes.

     A recipient's tax basis in restricted stock received pursuant to the Stock Incentive Plan will be equal to the sum of the price paid for such shares, if any, and the amount of ordinary income recognized by such recipient with respect to the receipt of such shares or the lapse of Restrictions thereon. The recipient's holding period for such shares for purposes of determining gain or loss on subsequent sale will begin immediately after the transfer of such shares to the recipient, if a Section 83(b) election is made with respect to such shares, or immediately after the Restrictions on such shares lapse, if no
Section 83(b) election is made.

     In general, a deduction will be allowed to the Company for federal income tax purposes, subject to the application of Sections 162(m) and 280G of the Code, in an amount equal to the ordinary income recognized by an employee or former employee with respect to restricted stock awarded pursuant to the Stock Incentive Plan.

     If, subsequent to the lapse of Restrictions on his or her Common Stock, the recipient sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares will ordinarily result in capital gain or loss.

     If a Section 83(b) election is made and, before the Restrictions on the shares lapse, the shares which are subject to such election are in effect forfeited (i) no deduction will be allowed to such recipient for the amount included in the income of such recipient by reason of the Section 83(b) election, and (ii) the recipient will realize a loss in an amount equal to the excess, if any, of the amount paid by the recipient for such shares over the amount received by the recipient upon forfeiture (which

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
loss would ordinarily be a capital loss). In such event, the Company will be required to include in its income the amount of any deduction previously allowable to it in connection with the transfer of such shares. A recipient will realize gain in an amount equal to the excess, if any, of the amount received by the recipient upon such resale or forfeiture over the recipient's tax basis in such shares (which gain would ordinarily be capital gain). Other rules could apply if the resale of the recipient's shares were treated as a distribution taxable as a dividend, rather than as a sale of the recipient's shares, under
Section 302 of the Code.

     Performance Units and Performance Shares. In the case of a recipient receiving performance units or performance shares, the participant will not be taxed at the time of grant of such awards. If the performance targets and the other requirements for a payment of a performance unit or performance share are achieved, the participant will receive distributions of Common Stock and/or cash. The recipient will recognize ordinary income in an amount equal to the cash received, if any, and the fair market value of the Common Stock on the date of receipt. The ordinary income recognized by a recipient will be subject to both wage withholding and employment taxes. A recipient's tax basis in any shares received will be equal to the sum of the amount of ordinary income recognized by such recipient with respect to the receipt of such shares. The recipient's holding period for such shares for purposes of determining gain or loss on subsequent sale will begin immediately after the transfer of such shares to the recipient. In general, a tax deduction will be allowed to the Company for federal income tax purposes, subject to the possible application of Sections 162(m) and 280G of the Code, in an amount equal to the ordinary income recognized by a recipient. If the recipient sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares to the holder will ordinarily result in capital gain or loss.

     Director's Common Stock. The fair market value of the award of shares of Common Stock generally will be includible in a non-employee director's income as ordinary income at the time of the award, but such amounts will not be subject to wage withholding or employment taxes. The recipient should consult with his or her tax advisor with regard to any exception to the general rule. The Company will be entitled to a deduction for the value of such award when the non-employee director recognizes income.

     Parachute Payments. In the event that the payment of any award under the Stock Incentive Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to the recipient, constitutes an excess parachute payment under Section 280G of the Code, then, subject to certain exceptions, a portion of such payment would be nondeductible to the Company and the recipient would be subject to a 20% excise tax on such portion of the payment.

     Code Section 162(m). Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain 'covered employees' in a taxable year to the extent that such compensation exceeds $1,000,000. 'Covered employees' are a Company's chief executive officer on the last day of the taxable year and any other individual whose compensation is required to be reported to stockholders under the Exchange Act by reason of being among the four most highly compensated officers (other than the chief executive officer) for the taxable year and who are employed on the last day of the taxable year. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established performance goals established by a compensation committee that is comprised solely of two or more 'outside directors', is not considered in determining whether a 'covered employee's' compensation exceeds $1,000,000. It is intended that certain awards under the Stock Incentive Plan will satisfy the requirements of Section 162(m) of the Code for performance-based compensation so that the income recognized in connection with the awards thereunder will not be included in a 'covered employee's' compensation for the purpose of determining whether such covered recipient's compensation exceeds $1,000,000.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE 'FOR' APPROVAL OF THE MILLENNIUM CHEMICALS INC. LONG-TERM STOCK INCENTIVE PLAN.

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         ITEM 4 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Price Waterhouse LLP as independent auditors to examine the Company's financial statements for 1997. Price Waterhouse LLP were the Company's independent auditors for 1996. If the stockholders do not ratify such appointment, it will be reconsidered by the Board. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE 'FOR' RATIFICATION OF SUCH APPOINTMENT.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised entirely of independent, non-employee Directors. This report sets forth the Compensation Committee's policies governing compensation of the Company's executive officers, including those named in the Summary Compensation Table, and the specific relationship of corporate performance to that compensation. In addition, this report discusses the basis for the Compensation Committee's role in establishing the compensation reported for the Chief Executive Officer for the past year.

COMPENSATION PHILOSOPHY

     The   Compensation   Committee   is   responsible   for   establishing  and
administering compensation policies, plans and programs for the officers and employees of the Company and its subsidiaries. In fulfilling this responsibility, the Compensation Committee's policy is to provide strong, direct links among stockholder value, Company and individual performance, and executive compensation, as well as to structure sound compensation programs that attract and retain highly qualified people. This is done in the context of a compensation program that includes:

          Base Salary. Base salary is intended to provide a stable annual cash compensation at a level consistent with each employee's position and contributions and which is competitive with comparable companies.

          Annual Incentive Bonus. The Annual Performance Plan provides executive and other key employees with the opportunity to receive cash bonuses each year based on the performance of the Company and its subsidiaries as measured by performance targets established annually by the Compensation Committee within the framework of the criteria set forth in the Annual Performance Plan. Currently, economic value creation performance targets based on a cash flow-return on investment formula are being used.

          Long-Term Incentive Compensation. The Stock Incentive Plan provides equity-based compensation to link each executive's compensation to the long-term success of the Company and its subsidiaries, as measured by performance criteria set forth in the plan. Currently, awards are based on specific economic value creation performance targets based on a cash flow-return on investment formula, as well as the Company's performance relative to the Standard & Poor's Chemical Composite Index ('S&P Chemical Index').

          Stock Ownership Guidelines. In order to align the interests of the Company's management and stockholders, the Compensation Committee has established guidelines for significant investment by management in Common Stock, thus encouraging management to take actions that maximize stockholder value.

     The Compensation Committee seeks to ensure that the Chief Executive Officer and other executive officers are compensated in a manner that is consistent with the Company's compensation philosophy, that is competitive with comparable companies when target levels of performance are achieved and that is equitable within the Company.

     In establishing and administering the Company's post-Demerger compensation programs, the Compensation Committee considered the compensation plans and arrangements established by

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Hanson before the Demerger, including the levels of individual compensation, and the recommendations and commitments made by Hanson and the Board of Directors of the Company in office prior to the Demerger, as disclosed in the Information Statement distributed in connection with the Demerger, as well as reports of independent compensation consultants.

     It is the Company's policy (and it was Hanson's policy pre-Demerger) to position the base salary, the annual bonus and the long-term incentive compensation of the Company's executives at or near the median levels of compensation for similar positions in comparable companies when applicable performance goals are achieved. The base salary and the targeted levels of annual bonus and long-term incentive compensation of the Chief Executive Officer and the other executive officers reflect each executive's experience and contribution to the organization. Annual bonuses and long-term incentive compensation will vary significantly depending on performance. The targeted levels of compensation established for the Company's executives by Hanson in contemplation of the Demerger were based in part on surveys of comparable companies conducted by independent consultants retained by Hanson. These comparable companies were similarly-sized companies that compete with the Company for executive talent. Because the Company's market for executive talent extends beyond the chemical industry, the comparable companies included companies outside the S&P Chemical Index. The Compensation Committee intends to review the Company's compensation programs annually to ensure that the Company's compensation programs continue to be competitive at the desired level.

BASE COMPENSATION

     The base salaries of the Company's executive officers and certain other aspects of their compensation were established under employment arrangements established by Hanson and certain of its affiliates prior to the Demerger. These arrangements were approved by the Board of Directors in office at that time and were described in the Information Statement distributed in connection with the Demerger. While the Compensation Committee was obligated to continue the agreed-upon base salaries for all executive officers, including base salaries of $780,000 and $490,000, payable to William M. Landuyt, the Chief Executive Officer, and Robert E. Lee, the President and Chief Operating Officer, respectively, the Compensation Committee also believed such base salaries to be consistent with the Company's compensation philosophy and reflective of competition in the labor market, job responsibility and value to the organization at the time of Demerger.

     On December 5, 1996, the Compensation Committee awarded the executive officers (other than the Chief Executive Officer and the President and Chief Operating Officer) increases in base salary for calendar year 1997 following a review of each executive officer's individual performance during 1996. Messrs. Landuyt and Lee declined to be considered for any increase in base salary for calendar year 1997.

ANNUAL BONUS PLANS

     Pre-Demerger Bonus Plans. Under the arrangements in effect at the time of the Demerger, each of the Company's executive officers, other than Mr. Landuyt, was entitled to a bonus for the twelve-month period ended September 30, 1996 ('Hanson's fiscal 1996') based on his or her employer's achievement of predetermined levels of performance. Bonuses were paid by the Company in accordance with such arrangements after the Compensation Committee confirmed the actual performance against such targets. During Hanson's fiscal 1996, Mr. Landuyt, as a Director of Hanson, was a participant in the Hanson executive bonus program. Based on Hanson's consolidated results for Hanson's fiscal 1996, Mr. Landuyt received a bonus of 43.9% of base salary.

     Post-Demerger Bonus Plan: Under the Annual Performance Plan, the Compensation Committee determines the executive officers and other key employees who are eligible to receive bonuses under the plan, establishes the performance targets for such bonuses and confirms actual performance against such targets. For a summary description of the Annual Performance Plan, see 'Item 2 -- Approval of the Annual Performance Plan,' above.

     On October 8, 1996, the Compensation Committee set economic value creation performance targets under the Annual Performance Plan for the calendar quarter beginning with the Demerger and ending December 31, 1996 (the 'stub period'). 'Economic value creation' was determined pursuant to a cash flow-return on investment formula. On January 20, 1997, the Compensation Committee was advised, and received confirmation, of the results attained by the Company and each of its subsidiaries for the stub period. Based on such results, the eligible executives and employees were awarded bonuses in accordance with the terms of the plan.

     On January 20, 1997, the Compensation Committee also established the 1997 economic value creation performance targets for the Company and its subsidiaries under the Annual Performance Plan applicable to all participants selected by the Compensation Committee and the individual levels of participation as a percentage of base pay. 'Economic value creation' for 1997 will be determined pursuant to a cash flow-return on investment formula. The Annual Performance Award attainable by each of the individuals named in the Summary Compensation Table for attainment of the performance goals established by the Compensation Committee (expressed as a percentage of base salary (the 'reference percentage')) will be as follows: Messrs. Landuyt and Lee -- 100% and Messrs. Hempstead, Lushefski and Robbins -- 75%. Payment of any amount of a Performance Award in excess of two times the participant's reference percentage as a result of performance exceeding the full performance goals will be deferred (the '1997 Deferred Amount') and will be paid out in three equal annual installments on the first three anniversaries of the initial payment date, provided on each payment date the participant is employed by the Company or one of its subsidiaries or has theretofore died or terminated employment as a result of disability. Subject to the limits set forth in the Annual Performance Plan, the 1997 Deferred Amount, if any, shall increase (between the date as of which the Deferred Amount is credited to a participant under the plan and the actual payment date) by a measuring factor equal to the prime rate set by Chase Manhattan Bank N.A. on the first business day of each fiscal year during the deferral period minus two hundred basis points and compounded annually.

1996 EXECUTIVE LONG-TERM INCENTIVE PLAN

     Following the Demerger, the Company continued in effect the 1996 Executive Long-Term Incentive Plan (the '1996 LTIP'), an unfunded deferred compensation plan adopted by Hanson Industries in October 1995. The purpose of the 1996 LTIP is to encourage long-term decision-making that will enhance the economic value of the Company. Participants in the 1996 LTIP are eligible to receive a cash award tied to economic value creation targets for the Company or, in the case of employees of subsidiaries of the Company, the economic value creation targets for the relevant Company subsidiary. 'Economic value creation' will be determined pursuant to a cash flow-return on investment formula. Depending on how actual economic value creation over the 1996-1998 performance cycle compares with the target levels established by Hanson's Compensation Committee prior to the Demerger, the participants will be entitled to a 1996 LTIP award of between 0% and 100% of their annual bonus potential at the start of the performance period. The 1996 LTIP award attainable by each of the individuals named in the Summary Compensation Table for attainment of the full performance goals established by Hanson's Compensation Committee will be as follows: Mr. Lee -- $367,500; Mr. Hempstead -- $255,000; Mr. Lushefski -- $232,500; and Mr.
Robbins -- $262,500. Because he was a Director of Hanson during Hanson's fiscal 1996, Mr. Landuyt is not a participant in the 1996 LTIP.

     If a participant earns an award under the 1996 LTIP, 50% of the award earned will vest on the day after the end of the 1996-1998 performance cycle and will be paid within 90 days of the end of the 1996-1998 performance cycle. Payment of the remaining 50% of the award will be deferred and (subject to vesting over a five-year period following the end of the 1996-1998 performance cycle based on continued employment, subject to certain exceptions) will be paid in five equal annual installments commencing on the first anniversary of the initial payment.

LONG-TERM STOCK INCENTIVE PLAN

     On October 8, 1996, the Compensation Committee awarded to the Chief Executive Officer and 31 other executive officers and key employees, without consideration (other than par value, as required by applicable law), an aggregate of 2,184,256 shares of performance-based restricted stock ('performance-based stock awards') and 728,066 shares of time-vested restricted stock. The awards to the

Chief Executive Officer and the other 'named executive officers' are included in the Summary Compensation Table.

     The performance-based stock awards may be earned in three equal installments (i.e., 25% of the total initial award), based upon the level of achievement of economic value creation performance goals and the Company's Common Stock performance relative to the S&P Chemical Index, as established by the Compensation Committee at the time of the grant for the three-, four- and five-year performance periods, respectively, commencing on January 1, 1997. The awards of time-vested restricted stock vest in equal installments (i.e., 8 1/3% of the total initial award) on each of the third, fourth and fifth anniversaries of the date of the award. 'Economic value creation' will be determined pursuant to a cash flow - return on investment formula. Performance relative to the S&P Chemical Index compares the performance of the Company's Common Stock to the S&P Chemical Index over the relevant performance period, including reinvestment of dividends. In the event the ultimate earned award for any performance period, as measured by the economic value creation formula and Common Stock performance targets, exceeds 100% of the targeted value represented by the performance-based stock awards earned for such period, the Company will make a cash award, outside the Stock Incentive Plan, equal to the excess value earned, which will be paid at the same time and in the same percentages as such stock vests.

     The performance-based stock awards provide that, at the end of the relevant performance period, 50% of the earned portion of the stock award shall fully vest and be released from additional vesting restrictions and the remainder shall vest in five equal annual installments commencing on the first anniversary of the end of the relevant performance period, subject to forfeiture under certain circumstances. If the executive is employed by the Company upon a Change in Control (as defined) or if during a Pre-Change in Control Period (as defined), the executive's employment is terminated by the executive for Good Reason (as defined) or the executive had his employment terminated by the Company without Cause (as defined) or as a result of his death or Disability (as defined), all performance-based stock awards and time-vested restricted stock awards then still subject to forfeiture will immediately vest upon the Change in Control. The restricted stock awards also provide that if the executive's employment with the Company or, if applicable, the Company's subsidiary is terminated prior to a Change in Control and not during a Pre-Change in Control Period by reason of his death or Disability (as defined), at the time of such termination there shall vest (i) the unvested shares of stock then subject to time vesting, (ii) any earned unvested award for any completed performance period and, (iii) at the end of the applicable performance period, a pro-rata portion of any earned award for a performance period that has commenced but not yet ended on the date of such termination; and if the executive's employment is terminated by the Company without Cause prior to a Change in Control and not during a Pre-Change in Control Period, there shall vest (i) any earned unvested award for any completed performance period, and (ii) at the end of the applicable performance period, a pro-rata portion of any earned award for a performance period that has commenced but not yet terminated on the date of such termination.

     The Company generally has analyzed the particular type of benefit or award and the rationale for granting such benefit or award in deciding whether it will seek to qualify the benefit or award as performance-based compensation under
Section  162(m) of  the Code  and expects to  continue to  do so  in the future.
Amounts awarded under the Annual Performance Plan, as well as the performance-based stock awards under the Stock Incentive Plan, are earned based on the achievement of performance targets determined by the Compensation Committee. It is intended that these performance-based awards will qualify for the 'performance-based compensation' exception under Section 162(m) of the Code.

STOCK OWNERSHIP

     In order to promote an ownership perspective on the part of the Company's executive officers and management employees and to link management's accumulation of personal assets to the return realized by the Company's stockholders, the Board of Directors and the Compensation Committee established stock ownership guidelines (exclusive of the value of Common Stock which may be earned under the Stock Incentive Plan) for the 32 executive officers and management employees of the

Company and its subsidiaries who received stock awards under the Stock Incentive Plan. These executive officers and management employees are expected to achieve targeted ownership levels of Common Stock, ranging from a value of 75% of annual base salary to 300% of annual base salary, within a five-year period and requiring personal investments (aggregating more than $13 million based on their 1997 base salary levels). The Compensation Committee will review progress toward achievement of these ownership guidelines on an annual basis.

     The Company also encourages ownership of Common Stock by employees generally and has established, in addition to a 401(k) plan which partially matches employee contributions with Company Stock, an Employee Stock Purchase Plan and, for its United Kingdom employees, a Save as You Earn (SAYE) program.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The compensation of the Chief Executive Officer during 1996 was primarily based on the employment arrangements entered into with him prior to the Demerger, including his change in control agreement. See 'Executive Agreements,' below. As noted above, his base salary prior to the Demerger was $780,000. The Chief Executive Officer declined to be considered for any increase in his base compensation for calendar 1997 because the Chief Executive Officer believes that any such increase should reflect an evaluation of his performance over a full twelve-month year. As noted above, the Chief Executive Officer's bonus for fiscal 1996 was contingent upon the attainment of performance criteria under Hanson's bonus plan. Hanson awarded him $342,420 for such period, representing 43.9% of his salary. Mr. Landuyt received $195,000 under the Annual Performance Plan for the stub period, representing 100% of his salary for such quarter, as a result of the Company exceeding economic value creation performance targets established by the Compensation Committee at the beginning of such quarter. Payment of the Chief Executive Officer's 1997 bonus is contingent upon the attainment of economic value creation performance criteria, as discussed above.

     The Chief Executive Officer received a performance-based stock award and a time vested stock award under the Stock Incentive Plan shortly after the Demerger, as well as the potential to receive a cash bonus outside the plan if the Company's performance exceeds the value represented by the performance-based stock award. Under the Stock Ownership Guidelines, he was given a target of investing an amount equal to 300% of his base salary in Common Stock within five years. The Compensation Committee believes that these equity arrangements will create the desired mutuality of interest between the Chief Executive Officer and the stockholders, as the ultimate reward to the Chief Executive Officer from these equity arrangements will be based upon the success of the Company.

                                          Respectfully submitted,

                                          WORLEY H. CLARK, JR., Chairman
                                          THE LORD GLENARTHUR
                                          DAVID J. P. MEACHIN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Three non-employee directors, Messrs. Clark and Meachin and The Lord Glenarthur, have comprised the Compensation Committee since the Demerger. Hanson Pacific Limited (a wholly owned subsidiary of Hanson), of which The Lord Glenarthur is a non-executive Director, has provided various advisory services to the Company since the Demerger.

COMPARISON OF CUMULATIVE TOTAL RETURN

     The following graph compares the performances of the Company's Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index (the 'S&P 500 Index') and the S&P Chemical Index over the period from October 2, 1996, when regular way trading in the Common Stock commenced on the New York Stock Exchange, through December 31, 1996, the end of the Company's fiscal year. The graph assumes that $100 was invested on October 2, 1996 in each of the

Company's Common Stock, the S&P 500 Index and the S&P Chemical Index, and that all dividends were reinvested. The stock performance shown in the graph is included in response to the SEC's requirements and is not intended to forecast or be indicative of future performance.

                                        [GRAPH]




DATE          MCH                S&P CHEMICAL       S&P 500
----        -------              ------------       -------
10/2        $100.00                $100.00          $100.00
11/1        $ 90.61                $101.38          $101.55
12/2        $ 88.95                $105.56          $109.38
12/31       $ 78.45                $102.02          $107.27









SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the compensation for 1996, 1995 and fiscal 1994 of the individuals who were the Company's five most highly compensated executive officers in 1996 (including the Chief Executive Officer). Prior to the Demerger, these individuals were compensated pursuant to Hanson's plans and policies. All references in the following tables to stock options relate to awards of options to purchase Ordinary Shares of Hanson ('Ordinary Shares'). All references to 'fiscal 1994' are to the Company's fiscal year ended September 30, 1994, reflecting the fact that the Company adopted a December 31 year-end effective January 1, 1995.

                                                                           LONG-TERM
                                                                         COMPENSATION
                                                              -----------------------------------       ALL OTHER
                                            ANNUAL                           SECURITIES                COMPENSATION
                                         COMPENSATION          RESTRICTED    UNDERLYING    LTIP     ------------------
     NAME AND PRINCIPAL              --------------------        STOCK        OPTIONS     PAYOUTS       ALL OTHER
        POSITION(1)           YEAR   SALARY($)   BONUS($)     AWARDS($)(3)     (#)(4)     ($)(5)    COMPENSATION($)(6)
----------------------------  ----   ---------   --------     ------------   ----------   -------   ------------------
William M. Landuyt .........  1996     780,000    342,420       10,000,000           0     28,379          21,126
  Chairman and Chief          1995     676,218     99,000                0     194,048          0         228,403(7)
  Executive Officer           1994     489,251    139,276                0      87,589          0          16,406
Robert E. Lee ..............  1996     490,000    490,000        7,000,000           0     62,272          26,037(8)
  President and Chief         1995     416,250    243,750                0           0     59,228          12,281
  Operating Officer           1994     270,000    175,500                0     102,557          0          17,138
George H. Hempstead .         1996     340,000    255,000        5,000,000           0     64,675           9,588
  Senior Vice President --    1995     323,083    233,550                0           0     61,513          10,067
  Law and Administration and  1994     281,000    182,650                0           0          0         421,061(8)
  Secretary
John E. Lushefski ..........  1996     310,000    263,982        5,000,000           0     25,893          21,946(8)
  Senior Vice President and   1995     275,417    191,783                0           0     24,627          88,818(7)
  Chief Financial Officer     1994     217,099    112,893                0      43,240          0           4,500
George W. Robbins ..........  1996     349,992    262,500        5,000,000           0     66,332          41,720
  President and Chief         1995     334,998    438,900(2)             0           0     63,098          13,066
  Executive Officer of        1994     290,000    355,250                0      83,154          0          13,044
  Millennium Specialty
  Chemicals Inc.

------------

(1) Prior to the Demerger, Messrs. Landuyt, Lee, Hempstead, Lushefski and Robbins held positions with Hanson.

(2) Includes $33,000 paid in December 1996, $33,000 to be paid in December 1997 and $108,900 to be paid in December 1998.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) The number of shares of restricted stock awarded during 1996 was as follows:
    Mr. Landuyt -- 448,053, of which 336,040 are subject to the attainment of performance goals and the remainder of which are subject to time vesting; Mr. Lee -- 313,637, of which 235,228 are subject to the attainment of performance goals and the remainder of which are subject to time vesting; and for each of Mr. Hempstead, Mr. Lushefski and Mr. Robbins -- 224,026, of which 168,020 are subject to the attainment of performance goals and the remainder of which are subject to time vesting. At December 31, 1996, the fair market value of the restricted stock awards was as follows: Mr. Landuyt -- $7,952,941; Mr. Lee -- $5,567,057; and for each of Mr. Hempstead, Mr. Lushefski and Mr. Robbins -- $3,976,462. Dividends will accrue on the restricted stock awards from the date of grant and will be paid, to the extent such restricted shares are earned, as and when the underlying shares are distributed to the executives upon the lapse of the restrictions relating thereto. For a description of the performance-based and time vested stock awards, see 'Approval of the Millennium Chemicals Inc. Long Term Stock Incentive Plan,' above.

(4) All Hanson options held by executive officers and other employees of the Company and its subsidiaries on October 1, 1996, immediately vested on that date and became exercisable for Hanson Ordinary Shares until the later of October 1, 1997 and the date which is 42 months from the respective date of grant. Amounts shown reflect the adjustments made in connection with Hanson's demerger of U.S. Industries, Inc. on May 31, 1995, the Demerger and the demerger of Hanson's tobacco business on October 1, 1996, and the demerger of Hanson's energy business (the 'Energy demerger') and the 1-for-8 consolidation of Hanson Ordinary Shares on February 24, 1997. Fiscal 1994 amounts include securities underlying options awarded during the fourth quarter of calendar 1994 and, in the case of Mr. Landuyt, include 6,746
    Hanson Ordinary Shares in fiscal 1994 held in the Hanson Employee Share Trust established in 1995 to reflect the option adjustments made in connection with the demerger of U.S. Industries, Inc. Hanson terminated the Hanson Employee Share Trust in September 1996 and, as a result, Mr. Landuyt received `L'2,443 (approximately $3,821 at the Noon Buying Rate on October 1, 1996, of `L'1 to $1.564).

(5) During fiscal 1993, fiscal 1994 and 1995, Mr. Landuyt was a participant in a Hanson deferred incentive plan. At the Demerger he was entitled to receive `L'48,026 (approximately $75,113 at the Noon Buying Rate on October 1, 1996) under such plan. Subsequent to the Demerger, Mr. Landuyt was credited with an additional `L'66,593 long-term award by Hanson in respect of his 1996 fiscal year bonus. In connection with the Energy demerger, Hanson terminated the Hanson deferred incentive plan. Accordingly, Mr. Landuyt received `L'17,193 ($28,379) in December 1996 as a normal distribution under the plan and `L'97,426 ($159,574) shortly following termination of the Hanson deferred incentive plan. Amounts shown for Messrs. Lee, Hempstead, Lushefski and Robbins represent payments in each of 1995 and 1996 of one-third of the account balances under the Hanson Industries 1993 Long-Term Incentive Plan (the 'Hanson 1993 LTIP'), which was terminated with regard to future grants as of September 30, 1995. The remaining account balances plus interest will be paid out in December 1997 as follows: Mr. Lee -- $62,272; Mr. Hempstead -- $67,675; Mr. Lushefski -- $25,893; and Mr. Robbins -- $66,332.

(6) The amounts shown in this column include the matching employer contributions made under the Company's defined contribution plans for 1996, 1995 and 1994, respectively, as follows: each of Mr. Landuyt and Mr. Robbins -- $4,500, $4,620 and $4,620; Mr. Lee -- $4,500, $4,220 and $4,500; and each of Mr.
    Hempstead and Mr. Lushefski -- $4,500, $4,500, and $4,500. Such contributions, prior to the Demerger, were invested in Hanson ADSs pursuant to the terms of such plan. Subsequent to the Demerger, all matching employer contributions have been invested in Common Stock. The amounts shown in this column also include the dollar value of insurance premiums paid by or on behalf of the employer with respect to disability insurance benefits and, in certain cases, automobile usage and club membership fees. Excluded are certain health, medical and other non-cash benefits provided to the individuals named above that are generally available to all salaried employees.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(7) Included in the total are amounts representing reimbursement of expenses (including income tax reimbursement payments) incurred in connection with relocation. In the case of Mr. Landuyt, the amount is $213,886 relating to his relocation from the United Kingdom, where he served as Hanson's Finance Director, to New Jersey. In the case of Mr. Lushefski, the amount is $83,057 relating to his relocation from St. Louis, Missouri, where he served as Chief Financial Officer of Peabody Holding Company Inc., to New Jersey.

(8) Other Compensation in 1996, in the case of Mr. Lee, Mr. Lushefski and Mr. Robbins, and in 1994, in the case of Mr. Hempstead, includes value realized upon the exercise of Hanson stock options granted prior to the Demerger. Those amounts are: Mr. Lee -- $7,201; Mr. Lushefski -- $13,616; Mr. Robbins -- $32,457; and Mr. Hempstead -- $411,880.

HANSON OPTION EXERCISES IN 1996

     The following table sets forth the number of Hanson Ordinary Shares covered by stock options held by each of the individuals named in the Summary Compensation Table on December 31, 1996. As a result of the Demerger, all such options are exercisable.

             AGGREGATED HANSON OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END HANSON OPTION VALUES

                                     SHARES ACQUIRED                   NUMBER OF SECURITIES (2)    VALUE OF UNEXERCISED
                                       ON EXERCISE         VALUE        UNDERLYING UNEXERCISED     IN THE MONEY OPTIONS
                                         (#)(1)         REALIZED ($)  OPTIONS AT FISCAL YEAR-END     AT YEAR-END ($)
                                    -----------------   ------------  --------------------------   --------------------
William M. Landuyt................            0                 0               609,821                   21,995
Robert E. Lee.....................        6,082             7,201               268,310                    2,985
George H. Hempstead, III..........            0                 0                23,837                        0
John E. Lushefski.................            0            13,616               175,732                        0
George W. Robbins.................        8,863            32,457               191,253                        0

------------

(1) Adjusted to reflect the 1-for-8 consolidation of Hanson's Ordinary Shares.

(2) Adjusted to reflect Hanson's demerger of U.S. Industries, Inc., the Demerger, the demerger of Hanson's tobacco and energy businesses and the 1-for-8 consolidation of Hanson's Ordinary Shares.

RETIREMENT PLANS

     Each of the Company's operating subsidiaries presently sponsors its own pension benefit plans. Substantially all full-time United States non-union employees of the Company and its subsidiaries who are at least 21 years old and have completed one year of service with the Company or certain of the Company's subsidiaries are eligible to participate in their respective retirement plans. Employees will become vested in their benefit under the retirement plans after five years of service. Normal retirement typically will be the later of age 65 or five years of service; however, employees who work beyond their normal retirement age will continue to accrue benefits.

     The following tables set forth the annual benefits upon retirement at age 65, without regard to statutory maximums, for various combinations of final average earnings and lengths of service which would be payable to the individuals named in the Summary Compensation Table under the respective plans in which they participate assuming they retired in 1996 at the age of 65.

Millennium Chemicals Inc. Corporate Retirement Plans

     The following table shows the estimated annual retirement benefits that would be payable to Messrs. Landuyt, Lee, Hempstead and Lushefski under the Company's Corporate Retirement Plan (the 'Corporate Retirement Plan') and the Company's Corporate Supplemental Executive Retirement Plan (the 'Corporate SERP' and, collectively, with the Corporate Retirement Plan, the 'Corporate Plans').

Messrs. Landuyt, Lee, Hempstead and Lushefski have 14, 15, 15, and 12 years of Credited Service, respectively, under the Corporate Plans.

                   MILLENNIUM CHEMICALS INC. CORPORATE PLANS

                                         ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE SHOWN(2)
                                        -------------------------------------------------------
            FINAL 5-YEAR                              10          15          20          25
        AVERAGE EARNINGS(1)             5 YEARS      YEARS       YEARS       YEARS       YEARS
------------------------------------    -------     -------     -------     -------     -------
$  100,000..........................     13,334      26,668      40,002      53,336      66,670
$  200,000..........................     26,668      53,336      80,004     106,672     133,340
$  300,000..........................     40,002      80,004     120,006     160,008     200,010
$  400,000..........................     53,336     106,672     160,008     213,344     266,680
$  500,000..........................     66,670     133,340     200,010     266,680     333,350
$  600,000..........................     80,004     160,008     240,012     320,016     400,020
$  700,000..........................     93,338     186,676     280,014     373,352     466,690
$  800,000..........................    106,672     213,344     320,016     426,688     533,360
$  900,000..........................    120,006     240,012     360,018     480,024     600,030
$1,000,000..........................    133,340     266,680     400,020     533,360     666,700

------------

(1) Final Average Earnings includes base salary only.

(2) Annual Benefits are computed on the basis of straight life annuity amounts. The pension benefit is calculated as follows: (a) plus (b) multiplied by
    (c), where (a) is Final Average Earnings times 1.95%; (b) is that portion of Final Average Earnings in excess of Social Security Covered Compensation times .65%; and, (c) is years of Credited Service to a maximum of 25 (the 'Corporate Retirement Plan formula'). Annual benefits under the Corporate SERP are calculated as follows: (a) minus (b) multiplied by (c), where (a) is Final Average Earnings times 2.67%; (b) is the Social Security Benefit times 2%; and, (c) is years of Credited Service to a maximum of 25. The Corporate SERP benefit is calculated without regard to the limitations set forth in Sections 415 and 401(a)(17) of the Code (the 'Corporate SERP formula'). The net Corporate SERP benefit is the difference between the benefits calculated under the Corporate Retirement Plan formula and the Corporate SERP formula. The Social Security offset is not reflected in the above table. All capitalized terms used in this paragraph and not otherwise defined have the meanings ascribed to them as in the relevant Corporate Plan documents.

Millennium Specialty Chemicals Inc. Retirement Plans

     The following table shows the estimated annual retirement benefits that would be payable to Mr. Robbins under the Millennium Specialty Chemicals Inc. Salaried Employees' Retirement Plan (the 'Plan') and the Millennium Specialty Chemicals Inc. Supplemental Executive Retirement Plan (the 'SERP'). Mr. Robbins has 15 years of Credited Service under the Plan.

                   MILLENNIUM SPECIALTY CHEMICALS INC. PLANS

                                                   ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE SHOWN(2)
                                               -------------------------------------------------------------
                FINAL 5-YEAR                     5         10         15         20         25         30
            AVERAGE EARNINGS(1)                YEARS      YEARS      YEARS      YEARS      YEARS      YEARS
--------------------------------------------   ------    -------    -------    -------    -------    -------
$  100,000..................................    7,500     15,000     22,500     30,000     37,500     45,000
$  200,000..................................   15,000     30,000     45,000     60,000     75,000     90,000
$  300,000..................................   22,500     45,000     67,500     90,000    112,500    135,000
$  400,000..................................   30,000     60,000     90,000    120,000    150,000    180,000
$  500,000..................................   37,500     75,000    112,500    150,000    187,500    225,000
$  600,000..................................   45,000     90,000    135,000    180,000    225,000    270,000
$  700,000..................................   52,500    105,000    157,500    210,000    262,500    315,000
$  800,000..................................   60,000    120,000    180,000    240,000    300,000    360,000
$  900,000..................................   67,500    135,000    202,500    270,000    337,500    405,000
$1,000,000..................................   75,000    150,000    225,000    300,000    375,000    450,000

                                                        (footnotes on next page)

(footnotes from previous page)

(1) The Plan's definition of 'earnings' is W-2 pay, excluding severance pay, prizes, awards, grievance settlements, overseas cost of living allowances, relocation allowances, mortgage assistance, executive perquisites (except salary deferrals under Code Sections 401(k) and 125), and compensation realized under any current or former stock option plan.

(2) Annual benefits are computed on the basis of straight life annuity amounts. The pension benefit is calculated as follows: the sum of (a) minus (b) multiplied by (c), where (a) is Final Average Earnings times 1.5%; (b) is the Social Security Benefit times 1.667%; and, (c) is Credited Service up to a maximum of 30 years (the 'Plan formula'). Annual benefits under the SERP are calculated in the same manner as the Plan formula except it includes benefits that would otherwise exceed the maximums provided under Sections 415 and 401(a)(17) of the Code (the 'SERP formula'). The net SERP benefit is the difference between the benefits calculated under the Plan formula and the SERP formula. The Social Security offset is not reflected in the above table. All capitalized terms used in this paragraph and not otherwise defined have the meanings ascribed to them in the relevant Plan documents.

EXECUTIVE AGREEMENTS

     The following is a summary of the change in control agreements (the 'Agreements') that are in effect between each of the five individuals named in the Summary Compensation Table and eight other executive officers of the Company or a Company subsidiary, on the one hand, and the Company or the Company subsidiary by which each such executive officer is employed (the 'Employer'), on the other hand. Subject to certain surviving rights, the Agreements will terminate on September 30, 2002, provided, that if a Change in Control (as defined below) has taken place prior to termination of the Agreements, the Agreements shall continue in full force and effect during the two-year period after a Change in Control (the 'Post-Change in Control Period'). In addition to providing rights upon a Change in Control (as defined below), the Agreements provide the executives certain rights of indemnification.

     A 'Change in Control' is defined in the Agreements as (i) any person (subject to certain exceptions) becoming the 'beneficial owner' (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities; (ii) during any period of two (2) consecutive years (not including any period prior to the consummation of the Demerger), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this clause or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company; (iii) the merger or consolidation of the Company with any other corporation (subject to certain exceptions); (iv) approval by the Company's stockholders of a plan of complete liquidation of the Company or the sale of all or substantially all of the Company's assets (subject to certain exceptions); or (v) in the case of Mr. Robbins (x) any person (subject to certain exceptions) becoming the 'beneficial owner' (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the respective subsidiary of which he is chief executive officer representing more than 50% of the combined voting power of its outstanding securities, or (y) the sale of all or substantially all of the assets of such subsidiary (subject to certain exceptions).

     The Agreements provide that if during the 180-day period prior to a Change in Control (the 'Pre-Change in Control Period') or the Post-Change in Control Period (collectively with the Pre-Change in Control Period, the 'Change in Control Protection Period'), (i) the executive terminates his or her employment for Good Reason (as defined below); (ii) a Change in Control occurs and during the Post-

Change in Control Period the executive, subject to a required 180-day period of continued employment, in certain circumstances, terminates his or her employment for any reason (including death); (iii) the executive's employment is terminated by his or her Employer without Cause or due to disability during the Change in Control Protection Period; or (iv) the executive's employment is terminated by his or her Employer at or after the age of 65 (in certain circumstances) during the Post-Change in Control Period, the executive (or, if applicable, the executive's legal representative) shall be entitled to receive (w) in a lump sum within five days after such termination (or, if within the Pre-Change in Control Period, within five days after the Change in Control) (1) three times the highest annualized base salary paid within 180 days prior to such termination (provided that if the termination is based on disability, such payment shall be offset by the projected disability benefits to be paid by the Employer or by Employer-provided insurance), and (2) three times the highest annual bonus paid or payable to the executive for any of the previous three completed fiscal years by the Employer (with the bonus for any years prior to the date of the Demerger being deemed to equal the executive's maximum bonus target); (x) three years of additional service and compensation credit for pension purposes; (y) three years of the maximum Employer contribution under any type of qualified or non-qualified defined contribution plan; and (z) provision for the executive's and his dependents' health coverage for three years. In addition, if the payment to the executive under the Agreements, together with certain other amounts paid to the executive, exceeds certain threshold amounts and results from a change in ownership as defined in Section 280G(b)(2) of the Code, the Agreements provide that the executive will receive an additional amount to cover the federal excise tax and any interest, penalties or additions to tax with respect thereto on a 'grossed-up' basis.

     In the Agreements, 'Cause' is defined as the executive's (i) willful misconduct with regard to the Employer or its affiliates which has a material adverse effect in the aggregate on the Employer and its affiliates taken as a whole; (ii) refusal to follow the proper written direction of the board of directors of the Employer provided that the executive does not believe in good faith that such direction is illegal, unethical or immoral and promptly notifies the appropriate board; (iii) conviction for a felony (subject to certain exceptions); (iv) breach of any fiduciary duty owed to the Employer or its affiliates which has a material adverse effect on the Company and its affiliates taken as a whole; or (v) material fraud with regard to the Employer or its affiliates. 'Good Reason' is defined (subject to certain exceptions) as (i) a material diminution in the executive's position, duties or responsibilities from the executive's highest position held during the Pre-Change in Control Period or the assignment of duties or responsibilities inconsistent with such position;
(ii) removal from or the failure of the executive to be re-elected to any of his positions as an officer with the Employer; (iii) relocation of the principal United States executive offices of the Employer to a location more than 25 miles from where they are located at the time of a Change in Control or a relocation by the Employer of executive's principal office away from such principal United States offices; (iv) if a director during the Pre-Change in Control Period, the executive's removal or failure to be reelected to the Company's Board of Directors; (v) a failure to continue the executive as a participant in, or to continue, any bonus program in which the executive was entitled to participate within the Pre-Change in Control Period; (vi) any material breach by a party other than the executive of any provision of the Agreement; (vii) a reduction by the Employer of executive's rate of annual base salary within 180 days prior to a Change in Control; or (viii) failure by any successor to the Employer to assume the Agreement.

     The Agreements do not apply to a termination of employment outside of the Change in Control Protection Period. The Company subsidiaries presently maintain customary severance policies applicable to their respective employees.

     In addition to the Agreements, approximately 45 executive officers and management employees of the Company and its subsidiaries have agreements with their respective employers which provide severance protection upon a Change in Control substantially similar to that provided by the Agreements, except that
(i) amounts payable and benefits provided will be determined by a multiple of two rather than three and the payments thereunder will be subject to the limitations of Section 280G(b)(2) of the Code; (ii) the definitions of 'Cause' and 'Good Reason' in certain instances will have differences that afford the Employer broader rights; and (iii) the rights of the executive upon a Change in Control will in certain instances be less.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items specifically identified in the Notice of Annual Meeting. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Under the rules of the SEC, any proposal of a stockholder submitted for inclusion in the Company's proxy statement for the 1998 Annual Meeting must be received by the Company by December 1, 1997, to be considered. Proposals should be addressed to George H. Hempstead, III, Secretary, Millennium Chemicals Inc., 99 Wood Avenue South, Iselin, New Jersey 08830.

                             ADDITIONAL INFORMATION

     The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS, IS ENCLOSED HEREWITH. THE COMPANY WILL FURNISH ANY EXHIBIT TO SUCH ANNUAL REPORT ON FORM 10-K BY REQUEST BY A
STOCKHOLDER  DIRECTED  TO  GEORGE  H.  HEMPSTEAD,  III,  SECRETARY,   MILLENNIUM
CHEMICALS INC., 99 WOOD AVENUE SOUTH, ISELIN, NEW JERSEY 08830, FOR A FEE LIMITED TO THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS.

                                          By Order of the Board of Directors,

                                          GEORGE H. HEMPSTEAD, III
                                          Secretary

                                      APPENDIX 1

                               MILLENNIUM CHEMICALS INC.
P                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
R                  THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
O                                     MAY 16, 1997
X
Y The undersigned hereby constitutes and appoints William M. Landuyt, Robert E. Lee and George H. Hempstead, III, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of MILLENNIUM CHEMICALS INC. to be held at the Clarion Hotel and Conference Center, 2055 Lincoln Highway, Edison, New Jersey and at any adjournments thereof, on all matters coming before said meeting.

        1. Election of three directors. Nominees for directors are: The Rt. Hon. Kenneth Baker CH MP,
         Martin D. Ginsburg and David J. P. Meachin.

        2. Approval of the Millennium Chemicals Inc. Annual Performance Incentive Plan.

        3. Approval of the Millennium Chemicals Inc. Long-Term Stock Incentive Plan.

        4. Ratification of the appointment of Price Waterhouse LLP as independent auditors.

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

X  Please mark your                                                         0625
   votes as in this
   example.


      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4.


                     FOR            WITHHELD                                       FOR       AGAINST     ABSTAIN
1. Election of       [ ]              [ ]                2. Approval of            [ ]         [ ]         [ ]
   Directors.                                               Annual Performance
   (see reverse)                                            Incentive Plan.


For, except vote withheld from the following nominee(s):


________________________________________________________

                          FOR       AGAINST     ABSTAIN
3. Approval of            [ ]         [ ]         [ ]
   Long-Term Stock
   Incentive Plan.

4. Approval of            [ ]         [ ]         [ ]
   independent
   auditors.





SIGNATURE(S) _____________________________________________________________   DATE _________________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY,
EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.
